FREEDOM BANCSHARES, INC.
                                 AND SUBSIDIARY


                                                                    EXHIBIT 32.1


  CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER, PURSUANT TO 18 U.S.C. SECTION
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1350, AS ADOPTED PURSUANT TO RULE 13A-14(B) UNDER THE SECURITIES EXCHANGE ACT OF
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                                      1934
                                      ----

     In connection with the accompanying quarterly report on Form 10-QSB of Freedom Bancshares, Inc. (the "Company") for the quarterly period ended June 30,
                               -------
2003  (the  "Periodic  Report"),  the  undersigned hereby certifies, pursuant to
             ----------------
Title 18, Section 1350 United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge and belief, that the Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 11, 2004


/s/ Vincent D. Cater
-----------------------
Vincent D. Cater
President and Chief Executive Officer



     A signed original of this written statement required by Section 906 has been provided to Freedom Bancshares, Inc. and will be retained by Freedom Bancshares, Inc. and furnished to the SEC or its staff upon request.

     The information in this Exhibit 32.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.


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